EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-173562) pertaining to the Long-Term Incentive Plan of TMS International Corp. and subsidiaries of our report dated February 21, 2012, with respect to the consolidated financial statements and schedules of TMS International Corp. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

February 21, 2012